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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-85008, No. 33-65578, No. 33-62751) of IMP, Inc.
of our report dated April 30, 1996 appearing on page 15 of the Annual Report to Stockholders, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which appears on page II-1 of this Annual Report on Form 10-K.


Price Waterhouse LLP
San Jose, California
June 27, 1996